Exhibit 99.1

Contact: J. Todd Scruggs, Executive Vice President and CFO

(434) 846-2000    tscruggs@bankofthejames.com

For Immediate Release

Bank of the James Financial Group, Inc. Announces Results

For 2nd Quarter 2005

Lynchburg Va., July 22, 2005.........Bank of the James Financial Group, Inc. (OTCBB:BOJF) (quarterly consolidated results unaudited) reported today total net income after tax of $424,000 or $0.26 per basic share ($0.25 diluted) for the quarter ended June 30, 2005 and $767,000 or $0.49 per basic share ($0.46 diluted) year-to-date compared to net income of $439,000 or $0.28 per basic share ($0.27 diluted) and $780,000 or $0.51 per basic share ($0.48 diluted) for the respective periods a year ago. All earnings per share amounts have been adjusted to reflect the 10% stock dividend paid by the company during January, 2004 and the 50% stock split effected in the form of a dividend paid by the company in March, 2005.

Robert R. Chapman, III, the Bank’s President and CEO, stated “We are pleased with the results that we achieved both in the second quarter and for the year to date.” Chapman further noted that management believes the company’s financial performance continues to be strong, particularly in light of the increased expenses the company has incurred in 2005, including expenses related to the continued investment in infrastructure and personnel to accommodate the Bank’s growth and as well as the added expense of regulatory compliance, particularly Sarbanes-Oxley Section 404.

Several positive highlights for 2005 were identified despite the aforementioned increased expenses. Return on assets increased from 0.81% at the end of the 1st quarter ended March 31, 2005, to 0.94% at the end of the 2nd quarter ended June 30, 2005. Return on equity in the 2nd quarter 2005 also improved as compared to the 1st quarter 2005 increasing to 12.56% from 10.66% respectively.

Bank of the James, the company’s sole subsidiary, continues to attract deposits and experience strong demand for loans. Deposits increased from $153,834,000 at the year ended December 31, 2004 to $166,352,000 in the period ended June 30, 2005, an increase of 8.1%. The majority of this growth has been associated with the Main Street (downtown Lynchburg, Virginia) and Madison Heights (Amherst County, Virginia) locations. Loans, net of unearned income and loan loss provision have also increased from $140,272,000 at the year ended December 31, 2004 to $151,115,000 in the period ended June 30, 2005, an increase of 7.7%. These increases are directly responsible for the increase in total assets from $171,025,000 at the year ended December 31, 2004 to $185,507,000 in the period ended June 30, 2005, an increase of 8.4%.

Net interest income for the quarter ended June 30, 2005 was $2,022,000 as compared to net interest income of $1,637,000 in the same quarter of 2004, an increase of 23.5%. The net interest margin also increased to 4.72% in the second quarter of 2005 from 4.41% in the same period a year ago. This increase is attributable to the large number of adjustable rate loans in the loan portfolio, the interest rates on which have increased as the FOMC has increased the discount rate. Management believes the Bank continues to be well positioned to take advantage of any future rate increases by the FOMC because of its percentage of adjustable rate loans in the portfolio.

Non-interest income was improved through an increase in fees generated from mortgage origination volume. Non-interest income increased to $555,000 for the quarter ended June 30, 2005 as compared to $488,000 in the period ended June 30, 2004, an increase of 13.7%.

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc., currently operates five full service locations as well as a mortgage division in the Lynchburg, Virginia area. Bank of the James Financial Group, Inc. common stock is quoted on the Over The Counter Bulletin Board under the symbol “BOJF” (some web sites require BOJF.OB to quote).

Selected financial highlights are shown below.

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Cautionary Statement Regarding Forward-Looking Statements

This press release report contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by Bank of the James (the “Bank”), the sole subsidiary of Bank of the James Financial Group, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

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Bank of the James Financial Group, Inc.

(000’s) except ratios and percent data

unaudited

Selected Data:	Three Months Ending Jun 30, 2005	Three months ending Jun 30, 2004	Change	Year to date Jun 30, 2005	Year to date Jun 30, 2004	Change
Interest income	$2,911	$2,229	30.60%	$5,581	$4,388	27.19%
Interest expense	889	592	50.17%	1,650	1,176	40.31%
Net Interest income	2,022	1,637	23.52%	3,931	3,212	22.38%
Provision for loan losses	199	54	268.52%	374	131	185.50%
Noninterest income	555	488	13.73%	1,016	778	30.59%
Noninterest expense	1,735	1,410	23.05%	3,411	2,678	27.37%
Income taxes	219	222	-1.35%	395	401	-1.50%
Net income	424	439	-3.42%	767	780	-1.67%
Weighted Average Shares Outstanding	1,600,468	1,544,436	3.63%	1,579,900	1,524,104	3.66%
Basic net income per share	$0.26	$0.28	$(0.02)	$0.49	$0.51	$(0.02)
Fully diluted net income per share	$0.25	$0.27	$(0.02)	$0.46	$0.48	$(0.02)

Balance Sheet at period end:	Jun 30, 2005	Dec 31, 2004	Change	Jun 30, 2004	Dec 31, 2003	Change
Loans, net	$151,115	$140,272	7.73%	$123,854	$114,604	8.07%
Total securities	22,596	19,911	13.49%	20,744	14,956	38.70%
Total deposits	166,352	153,834	8.14%	145,790	133,486	9.22%
Stockholders’ equity	13,865	12,786	8.44%	12,057	11,309	6.61%
Total assets	185,507	171,025	8.47%	161,213	145,011	11.17%
Shares Outstanding	1,600,468	1,548,658	51,810	1,544,726	1,543,790	936
Book value per share	8.66	8.26	0.41	7.81	7.33	$0.48

Daily averages:	Three Months Ending Jun 30, 2005	Three months ending Jun 30, 2004	Change	Year to date Jun 30, 2005	Year to date Jun 30, 2004	Change
Loans, net	$145,035	$121,804	19.07%	$142,817	$119,132	19.88%
Total securities	23,103	19,006	21.56%	20,693	16,715	23.80%
Total deposits	163,576	142,535	14.76%	159,801	138,807	15.12%
Stockholders’ equity	13,544	11,952	13.32%	13,295	11,728	13.36%
Interest earning assets	171,991	148,956	15.46%	167,664	144,263	16.22%
Interest bearing liabilities	144,386	127,990	12.81%	141,480	124,293	13.83%
Total Assets	181,791	157,262	15.60%	177,230	152,385	16.30%

Financial Ratios:	Three months ending Jun 30, 2005	Three months ending Jun 30, 2004	Change	Year to date Jun 30, 2005	Year to date Jun 30, 2004	Change
Return on average assets	0.94%	1.12%	(0.19)	0.87%	1.04%	(0.16)
Return on average equity	12.56%	14.73%	(2.18)	11.63%	13.41%	(1.78)
Net Interest Margin	4.72%	4.41%	0.31	4.73%	4.49%	0.24
Efficiency ratio	67.33%	66.35%	0.97	68.95%	67.12%	1.83
Average Equity to average assets	7.45%	7.60%	(0.15)	7.50%	7.70%	(0.19)

Allowance for loan losses:	Three months ending Jun 30, 2005	Three months ending Jun 30, 2005	Changes	Year to date Jun 30, 2005	Year to date Jun 30, 2004	Changes
Beginning balance	$1,492	$1,507	-1.00%	$1,419	$1,451	-2.21%
Provision for losses	199	54	268.52%	374	131	185.50%
Charge-offs	(170)	(31)	448.39%	(278)	(94)	195.74%
Recoveries	5	13	-61.54%	11	55	-80.00%
Ending balance	1,526	1,543	-1.10%	1,526	1,543	-1.10%

Nonperforming assets:	Jun 30, 2005	Dec 31, 2004	Change	Jun 30, 2004	Dec 31, 2003	Change
Nonaccrual loans	418	380	10.00%	832	100	732.00%
Restructured loans	none	none	—	none	none	—
Total nonperforming loans	418	380	10.00%	832	100	732.00%
Other real estate owned	618	85	—	none	none	—
Total nonperforming assets	1,036	465	122.80%	832	100	732.00%

Asset quality ratios:	Jun 30, 2005	Dec 31, 2004	Change	Jun 30, 2004	Dec 31, 2003	Change
Nonperforming loans to total loans	0.27%	0.27%	0.01	0.66%	0.09%	0.58
Allowance for loan losses to total loans	1.00%	1.00%	(0.00)	1.23%	1.25%	(0.02)
Allowance for loan losses to nonperforming loans	365.07%	373.42%	(8.35)	185.46%	1451.00%	(1,265.54)